UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
March 16, 2025
Date of Report (date of earliest event reported)

IRIDEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-27598	77-0210467
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
1212 Terra Bella Avenue Mountain View, California 94043
(Address of principal executive offices, including zip code)

(650) 940-4700
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, par value $0.01 per share	IRIX	Nasdaq Capital Market

Item 1.01. Entry Into a Material Definitive Agreement.

On March 19, 2025, IRIDEX Corporation, a Delaware corporation (the “Company”) entered into the Securities Purchase Agreement (the “Securities Agreement”) and the Note Purchase Agreement (the “Note Purchase Agreement”, and together with the Securities Agreement, the Notes (as defined below) and the Rights Agreement (as defined below, the “Transaction Documents”) with Novel Inspiration International Co., Ltd. (the “Investor” or “Novel”). Pursuant to the Securities Agreement and the Note Purchase Agreement, the Company issued 600,000 shares of its Series B Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”) at $10.00 per share, initially convertible into 3,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) and an initial convertible promissory note in an aggregate principal amount of $4,000,000 (the “Initial Note” and together with the Growth Notes (as defined below), the “Notes”). The Initial Note is convertible into 400,000 shares of the Company’s Series B Preferred Stock.

The rights of the Series B Preferred Stock issued pursuant to the Securities Agreement and issuable upon conversion of the Initial Note are set forth in the Certificate of Designation (as defined below) and Item 5.03 of this Current Report on Form 8-K, and are incorporated herein by reference.

Concurrently with the purchase of the shares of Series B Preferred Stock and the Initial Note, the Company also entered into the Investor Rights Agreement (the “Rights Agreement”) with the Investor, pursuant to which the Company has agreed to, among other matters, grant the Investor certain rights, including: (i) registration rights and indemnification obligations related thereto; (ii) subject to certain restrictions (including satisfying certain beneficial ownership thresholds), the right to appoint and maintain two individuals to the Company’s Board of Directors effective upon the Closing (as defined in the Rights Agreement); and (iii) the right to approve certain corporate actions of the Company.

The Initial Note will bear interest at a rate of 12% per annum. Interest on the Initial Note will be payable quarterly on the first business day of each calendar quarter, beginning on July 1, 2025, in a number of shares of the Company’s Common Stock, equal to (i) the accrued and unpaid interest due on the applicable interest payment date divided by (ii) the greater of (a) the average closing price of the Common Stock for each trading day after the Closing (as defined in the Note Purchase Agreement) in the calendar quarter immediately preceding such interest payment date and (b) $0.21 (the “Price Floor”). The Initial Note will mature on March 19, 2028, which is the three-year anniversary of the Closing, subject to earlier conversion or repurchase.

The Initial Note will be convertible into shares of the Company’s Series B Preferred Stock, at the Investor’s option at an initial conversion price of $10.00, subject to any adjustments set forth in the Initial Note. Notwithstanding any provision in the Transaction Documents to the contrary, in no circumstance shall the Company be required to deliver to Investor any shares of Series B Preferred Stock or Common Stock pursuant to the terms of the Transaction Documents to the extent that (i) the aggregate of all such shares issued by the Company would exceed 19.99% of either (a) the total number of shares of Common Stock outstanding on the date of the Note Purchase Agreement or (b) the total voting power of the Company’s securities outstanding on the date of the Note Purchase Agreement that are entitled to vote on a matter being voted on by holders of the Common Stock, or (ii) such delivery would cause the holder to become, directly or indirectly, a “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of more than 19.99% of either (a) the total number of shares of Common Stock outstanding as of such date or (b) the total voting power of the Company’s securities outstanding as of such date that are entitled to vote on a matter being voted on by holders of the Common Stock, in each case, unless shareholder approval has been obtained.

Furthermore, upon the occurrence of a Change of Control (as defined in the Initial Note), the outstanding principal amount of the Initial Note, plus all accrued and unpaid interest, in each case that has not otherwise been converted into equity, shall be due and payable immediately prior to the consummation of such Change of Control.

Upon the occurrence of any Event of Default (as defined in the Initial Note), other than an Event of Default described in clause (iii) below, and at any time thereafter during the continuance of such Event of Default, a holder of the Initial Note may, with the written consent of holders holding more than 50% of the aggregate outstanding principal amount of the Initial Note, by written notice to the Company, declare the Initial Note immediately due and payable. Upon the occurrence of an Event of Default described in clause (iii) below, the Initial Note will become immediately due and payable without notice.

Events of Default include, among others: (i) any failure by the Company to make any payment of principal, delivery of Common Stock, or other payment required under the terms of the Transaction Documents, when due and such failure continues for five business days after the Company’s receipt of notice of such failure; (ii) failure to observe or perform any other covenant, obligation, condition or agreement in the Transaction Documents (other than those specified in clause (i) above) and such failure continues for 60 days after the Company’s receipt of notice of such failure; (iii) certain events of bankruptcy, insolvency or reorganization of the Company; (iv) unenforceability or challenge by the Company of the enforceability of the Note Purchase Agreement or Initial Note; and (v) inability of the Company’s to pay its debts as they become due.

In addition to the Initial Note, the Investor will have the right to purchase additional convertible promissory notes (the “Growth Notes”) in an aggregate principal amount of up to $10,000,000. The Growth Notes will be issuable in three installments, with one-third of the aggregate principal amount being issuable on each of the first, second and third anniversaries of the Closing and ending 90 days following such anniversary, subject to the terms and conditions in the Note Purchase Agreement. The Growth Notes shall be on terms substantially similar to the Initial Note, except the Growth Notes will (i) bear interest at a rate equal to 12% per annum payable quarterly on the first business day of each calendar quarter in a number of shares of the Common Stock equal to (x) the accrued and unpaid interest due on the applicable interest payment date divided by (y) the lesser of (A) a maximum average price as set forth in the Note Purchase Agreement and (B) the greater of (1) the average closing price of the Common Stock for each trading day after the applicable closing date in the calendar quarter immediately preceding such interest payment date and (2) the Price Floor, and (ii) be convertible into shares of the Common Stock at a conversion price equal to the lesser of (x) a maximum conversion price as set forth in the Note Purchase Agreement and (y) the greater of (A) the average closing price of the Common Stock for each trading day after the applicable closing date in the calendar quarter immediately preceding the date of such interest payment date and (B) the Price Floor. The Investor’s right to purchase Growth Notes shall terminate upon the consummation of a Change of Control.

On March 18, 2025, the Company also entered into that certain repayment notice (the “Repayment Notice”) with Lind Global Asset Management IX LLC (“Lind”). Pursuant to the Repayment Notice and upon the subsequent delivery of a cash payment to Lind in the amount of $3,330,999.99, the Company thereafter fully discharged its outstanding obligations (other than certain indemnification obligations that survived pursuant to the terms of the Repayment Notice) under that certain Securities Purchase Agreement, dated August 4, 2024 (the “Lind Purchase Agreement”), by and between the Company and Lind, and terminated the Senior Convertible Promissory Note, dated August 7, 2024 (the “Lind Note”), issued by the Company to Lind thereunder.

The proceeds of the sale and issuance of the Initial Note and Series B Preferred Stock were used in part for the repayment of the Lind Note, with the remaining proceeds to be used for general corporate purposes.

The foregoing description of the transaction is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Transaction Documents contained in Exhibits 3.1, 4.1, 10.1, 10.2,10.3 and 10.4, to this Current Report on Form 8-K, each of which is hereby incorporated herein by reference.

Neither this Current Report on Form 8-K, nor any exhibit attached hereto, is an offer to sell or the solicitation of an offer to buy the securities described herein. Such disclosure does not constitute an offer to sell, or the solicitation of an offer to buy nor shall there be any sales of the Company’s securities in any state in which such offer, solicitation or sale would be unlawful. The securities mentioned herein have not been registered under the 1933 Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements under the 1933 Act and applicable state securities laws.

Item 1.02. Termination of a Material Definitive Agreement.

The information relating to the Repayment Notice, the Lind Purchase Agreement and the Lind Note set forth in Item 1.01 of this Form 8-K is incorporated into this Item 1.02 by reference.

Item 2.03. Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information relating to the Notes and the Note Purchase Agreement as set forth in Item 1.01 of this Form 8-K is incorporated into this Item 2.03 by reference.

Item 3.02. Unregistered Sales of Equity Securities

The information contained above under Item 1.01 and 5.03, to the extent applicable, is hereby incorporated by reference herein. Based in part upon the representations of the Investor in the Note Purchase Agreement, the issuance of the Notes will be made in reliance on the exemption afforded by Section 4(a)(2) of the 1933 Act and Rule 506 of Regulation D under the 1933 Act and corresponding provisions of state securities or “blue sky” laws. None of the securities will have been registered under the 1933 Act or any state securities laws at the time of issuance and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements. The sale of the securities mentioned herein did not involve a public offering and was made without general solicitation or general advertising. The Company relied on this exemption from registration based in part on representations made by the Investor.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of preferred Stock, common stock, notes or other securities of the Company.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain officers.

Election of Directors

Pursuant to provisions of the Rights Agreements, the Investor has, subject to certain restrictions (including satisfying certain beneficial ownership thresholds), the right to appoint and maintain two individuals to the Company’s Board of Directors effective upon the Closing (as defined in the Rights Agreement). Additional information called for by this item is contained in Item 1.01, and is incorporated herein by reference. As a result, on March 16, 2025, the Company’s board of directors (the “Board”) appointed William Moore and Nick Chen as members of the Board, effective as of the Closing, each with an initial term expiring at the Company’s 2025 annual meeting of stockholders.

The background and business experience of Mr. Moore and information regarding any transactions between Mr. Moore and the Company are subject to disclosure under Item 404(a) of Regulation S-K. Mr. Moore previously served as our Chief Executive Officer from August 2012 through May 2019, a member of the Board from September 2007 through May 2019, a member of our Compensation Committee from 2007 through 2010 and as Chairman of our Nominating and Governance Committee from 2009 through 2012. Mr. Moore was a co-founder and also served on the board of directors of Natus Medical Incorporated (“Natus”) from 1990 until June 2018. Natus is a provider of healthcare products used for the screening, detection, treatment, monitoring and tracking of common medical ailments such as hearing impairment, neurological dysfunction, epilepsy, sleep disorders, and certain newborn conditions. Mr. Moore holds a B.S. degree in Business from the University of Utah. Mr. Moore brings to the board institutional and historic operational experience, including past service on the boards of directors of five public companies and service on audit, compensation and nominating and governance committees, as well as over 30 years of experience in the healthcare industry, including in medical devices and ophthalmics.

The background and business experience of Mr. Chen and information regarding any transactions between Mr. Chen and the Company are subject to disclosure under Item 404(a) of Regulation S-K. Mr. Chen is currently and has been the Chief Operating Officer of Clinico Group (“Clinico”), a medical device-based company focused on the distribution and retail of medical devices, since April 2024. Mr. Chen was also the Chief Financial Officer of Clinico from February 2020 through February 2021, and has been Chief Financial Officer for 85 Degrees Café and Everfine Industrial Co., Ltd. Mr. Chen also worked for Deloitte, a certified public accounting and advisory firm, for eight years. With more than 20 years’ experience in the financing and accounting industry, and as a Chief Operating Officer of a medical device company, Mr. Chen brings an in-depth experience overseeing complex enterprises and extensive financial management experience to our Board.

Messrs. Moore and Chen shall initially serve as the Investor’s Director Nominees to our Board. As members of the Board, Messrs. Moore and Chen will receive the Company’s standard compensation for non-employee directors and will sign the Company’s standard form of Indemnification Agreement. The Company previously disclosed its standard arrangements for non-employee directors in its definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on April 29, 2024. There are no other arrangements or understandings between each of Mr. Moore and Mr. Chen and any other person pursuant to which such director is or was to be selected as a director of the Company. There is no family relationship between any director or executive officer of the Company.

Appointment of Certain Officers

On March 16, 2025, Romeo Dizon was appointed by the Company’s Board as its Chief Financial Officer, to replace Fuad Ahmad effective as of the Closing. Mr. Dizon, age 67, previously served as the Company’s Vice President of Finance from April 2019 to March 2020. Mr. Dizon has over 35 years of financing management experience, primarily with technology companies. Mr. Dizon served as Chief Financial Officer for Atlas Lifttech, Inc. from 2020 to 2023. Prior to that, he worked for the Company starting in 2008 to 2020, serving in various times as its Controller, VP Finance and Interim Chief Financial Officer. Mr. Dizon also served as Director of Internal Audit at Intervideo, Inc., before its acquisition by Corel and served in various senior finance management roles at Fortel, Inc., formerly Zitel Corporation where he served as the Chief Financial Officer from 2000 through 2004. Romeo began his career at Touche Ross & Co. Mr. Dizon holds a B.S. in Accounting from Southern Illinois University, Carbondale.

In connection with this appointment, the compensation committee of the Board (the “Compensation Committee”) approved the compensation package described below:

The Compensation Committee authorized an annual base salary of $300,000, which will be paid semi-weekly in accordance with the Company’s normal payroll procedures.

Mr. Dizon is eligible to participate in certain employee benefit programs, including medical, dental and vision insurance as well as participation in the 401(k) retirement program. In addition, Mr. Dizon will be eligible for bonuses subject to achievement of specific corporate objectives under the Company’s MBO program. Benefits will be subject to the satisfaction of any eligibility requirements and subject to the terms of such benefit programs.

Mr. Dizon’s employment with the Company is for no specified period and constitutes at-will employment. As a result, Mr. Dizon may resign at any time, for any reason or for no reason. Similarly, the Company may conclude its employment relationship with Mr. Dizon at any time, with or without cause, and with or without notice.

The foregoing description is reflective of Mr. Dizon’s compensation, terms and conditions of his employment. Reference may be made to (i) Mr. Dizon’s offer letter (the “Offer Letter”), which is filed herein as Exhibit 10.5 to this Current Report on Form 8-K and incorporated herein by reference, and (ii) the Company’s Amended and Restated 2008 Equity Incentive Plan (the “Plan”), which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 15, 2023.

The Company also entered into a Change in Control Severance Agreement with Mr. Dizon, in which Mr. Dizon would be entitled to a lump sum cash severance payment equal to 100% of his base salary then in effect, if terminated without cause (as defined therein) or in connection with a change in control (as defined in the Plan). The foregoing description of the Change in Control Severance Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Change in Control Severance Agreement, which is filed as Exhibit 10.6 to this Current Report on Form 8-K and incorporated herein by reference.

Other than the Change in Control Severance Agreement described above, and Mr. Dizon’s planned execution of an indemnification agreement on the Company’s standard form, Mr. Dizon has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, nor are any such transactions currently proposed. There are no arrangements or understandings between Mr. Dizon and any other persons pursuant to which Mr. Dizon was appointed as Chief Financial Officer, and there are no family relationships between Mr. Dizon and any director or executive officer of the Company.

In connection with Mr. Dizon’s appointment as the Company’s Chief Financial Officer and effective upon the Closing, the Company plans to terminate its consulting agreement (the “FLG Consulting Agreement”) with FLG Partners. In connection with the termination of the FLG Consulting Agreement, Fuad Ahmad will resign from the Company as its Interim Chief Financial Officer. The termination of the FLG Consulting Agreement and Mr. Ahmad’s resignation as the Company’s Interim Chief Financial Officer is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 18, 2025, the Company filed a Certificate of Designation, Preferences and Rights of Series B Preferred Stock of IRIDEX Corporation (the “Certificate of Designation”) with the Secretary of State of the State of Delaware. The Certificate of Designation authorizes the Company to issue up to 1,000,000 of the remaining 1,500,000 authorized but unissued shares of preferred stock as shares of Series B Preferred Stock, par value $0.01 per share.

The Series B Preferred Stock has the rights designations, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions that are set forth in the Certificate of Designation, including:

(i) subject to customary exclusions, that any dividend or distribution by the Company shall be distributed pro rata among the holders of Series B Preferred Stock and Common Stock, based on the number of shares of Common Stock then held by each holder (assuming conversion of all such Series B Preferred Stock into Common Stock);

(ii) except as otherwise provided in the Certificate of Designation or by law, the holders of shares of Series B Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Company, with the holders of shares of Series B Preferred Stock being able to vote on all matters submitted to a vote of the stockholders of the Company with that number of votes equal to the aggregate number of shares of Common Stock issuable upon the conversion of such holder’s shares of Series B Preferred Stock to Common Stock pursuant to Section 6 of the Certificate of Designation (including the share issuance limitations set forth in Section 6(g) therein);

(iii) payments made in connection with a Change in Control Event (as defined in the Certificate of Designation) that are in preference to any payments made to the holders of the Common Stock, with the aggregate amount per share of Series B Preferred Stock equal to the greater of (A) (x) ten dollars ($10.00) (the “Purchase Price”) plus (y) any declared but unpaid dividends on such shares of Series B Preferred Stock minus (z) any payments made in respect of such shares in connection with a Non-Liquidation Payment Event (as defined in the Certificate of Designation), or (B) such amount per share as would have been payable had all shares of Series B Preferred Stock (and all shares of all other series of Preferred Stock that would receive a larger distribution per share if such series of Preferred Stock were converted into Common Stock) been converted into Common Stock pursuant to Section 6 of the Certificate of Designation immediately prior to such liquidation, dissolution, or winding up of the Company (the “Liquidation Preference”), with all remaining assets available for distribution after the payment in full of the Liquidation Preference then being distributed ratably to the holders of the Common Stock, pro rata based on the number of shares held by each such holder;

(iv) payments made in connection with a Non-Liquidation Payment Event or Bankruptcy Event (as defined in the Certificate of Designation)that are in preference to any payments made to the holders of the Common Stock, with the aggregate amount per share of Series B Preferred Stock equal to the Purchase Price plus any declared but unpaid dividends on such shares of Series B Preferred Stock (the “Non-Liquidation Preference Payment”), with all remaining proceeds from the Non-Liquidation Payment Event available for distribution after the payment in full of the Non-Liquidation Preference Payment then being distributed ratably to the holders of the Series B Preferred Stock and Common Stock, pro rata based on the number of shares held by each such holder, treating for this purpose all such Series B Preferred Stock as if they had been converted to Common Stock pursuant to the terms of the Certificate of Incorporation and this Certificate of Designation immediately prior to such Non-Liquidation Payment Event; and

(v) the conversion of shares of Series B Preferred Stock into shares of Common Stock, either voluntarily or upon the occurrence of certain mandatory conversion events set forth in the Certificate of Designation, based on an initial conversion ratio obtained by dividing the (x) Purchase Price of $10.00 by (y) the initial conversion price of $2.00, initially resulting in each one (1) share of Series B Preferred Stock being initially convertible into five (5) shares of Common Stock, with the conversion price and conversion ratio subject to adjustment as set forth in the Certificate of Designation; provided that if the Company has not obtained Shareholder Approval (as defined in the Certificate of Designation), then any portion of the Series B Preferred Stock that would, upon conversion into shares of Common Stock and when aggregated together with the conversion of the Series B Preferred Stock issued upon conversion of the Initial Note into the underlying shares of Common Stock, and any Common Stock issued as interest pursuant to the Note, exceed 19.99% of either (a) the total number of shares of Common Stock outstanding on the date hereof or (b) the total voting power of the Company’s securities outstanding on the date hereof that are entitled to vote on a matter being voted on by holders of the Common Stock, shall not be issuable by the Company until such time as Shareholder Approval has been obtained.

The Certificate of Designation is attached hereto as Exhibit 3.1 and is hereby incorporated herein by reference. The foregoing description of the Certificate of Designation is only a summary, does not purport to be complete, and is qualified in its entirety by reference to Exhibit 3.1.

Item 8.01 Other Events.

The Company issued a press release on March 19, 2025 regarding the transactions described in this report, the appointment of its Chief Financial Officer and the changes to the composition of its Board. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Certificate of Designation, Preferences and Rights of Series B Preferred Stock of IRIDEX Corporation, filed with the Secretary of State of the State of Delaware, March 18, 2025.
4.1	Investor Rights Agreement, dated March 19, 2025, by and between the Registrant and Novel Inspiration International Co., Ltd.
10.1	Securities Purchase Agreement, dated March 19, 2025, by and between the Registrant and Novel Inspiration International Co., Ltd.
10.2	Note Purchase Agreement, dated March 19, 2025, by and between the Registrant and Novel Inspiration International Co., Ltd.
10.3	Form of Convertible Promissory Note.
10.4	Convertible Promissory Note, dated March 19, 2025, by and between the Registrant and Novel Inspiration International Co., Ltd.
10.5	Offer Letter between the Registrant and Mr. Dizon.
10.6	Change in Control Severance Agreement between the Registrant and Mr. Dizon.
99.1	Press Release, dated March 19, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934,as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRIDEX CORPORATION

	By:	/s/ Patrick Mercer
Patrick Mercer
President and Chief Executive Officer

Date: March 19, 2025